UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
August 2, 2024
Date of Report (Date of earliest event reported)
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Vestis Corporation
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Colonial Center Parkway, Suite 140,
Roswell, Georgia		30076
(Address of Principal Executive Offices)		(Zip Code)
(470) 226-3655
(Registrant's Telephone Number, Including Area Code)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive
On August 2, 2024 (the “Closing Date”), Vestis Services, LLC, a Delaware limited liability company (“Vestis Services”) and certain other Originators (as defined below) of Vestis Corporation, a Delaware corporation (the “Company”), entered into an accounts receivable securitization facility in the aggregate principal amount of up to $250 million (the “A/R Facility”) to repay a portion of the outstanding borrowings under the Company’s existing term loans.
The documentation for the A/R Facility includes, among other documents, (i) a Receivables Purchase Agreement, dated as of August 2, 2024 (the “Receivables Purchase Agreement”), by and among VS Financing, LLC, a wholly-owned, consolidated, bankruptcy-remote subsidiary of Vestis Services, as the seller (the “Seller”), Vestis Services, as the servicer (the “Servicer”), the persons from time to time party thereto as purchasers (the “Purchasers”), PNC Bank, National Association, as administrative agent (“PNC” or “Administrative Agent”), and PNC Capital Markets LLC, as structuring agent and (ii) a Sale and Contribution Agreement, dated as of August 2, 2024 (the “Sale and Contribution Agreement”) by and among Vestis Services (in its capacity as Servicer and as Originator), certain other Originators and the Seller. The A/R Facility has a scheduled termination date on August 2, 2027, unless terminated earlier in accordance with its terms.
In connection with the A/R Facility, Vestis Services and certain other wholly-owned domestic subsidiaries of the Company (the “Originators,” and each an “Originator”), have sold and/or contributed, and will continue to sell and/or contribute, certain accounts receivable generated in the ordinary course of their business (other than certain excluded receivables) and certain related assets (collectively, “Receivables”) to the Seller pursuant to the Sale and Contribution Agreement. Pursuant to the Receivables Purchase Agreement, the Seller may, from time to time, in turn sell Receivables, to the Purchasers, in exchange for payments as set forth in the Receivables Purchase Agreement.
The Seller will pay the applicable Yield Rate (as defined in the Receivables Purchase Agreement) with respect to the investments made by the Purchasers under the Receivables Purchase Agreement. The Seller will also pay certain customary fees under the Receivables Purchase Agreement and related documentation.
The Servicer will be responsible for initial servicing and collection of the Receivables. The Company will provide a customary guaranty of performance of the respective obligations of Originators to the Administrative Agent, Purchasers, and the other secured parties under the Receivables Purchase Agreement. However, neither the Servicer nor any of the Servicer’s other subsidiaries is guaranteeing the creditworthiness of the obligors to the Receivables.
The Receivables Purchase Agreement and the Sale and Contribution Agreement contain certain customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for the acceleration of amounts owed by the Seller to the Purchasers under the Receivables Purchase Agreement upon the occurrence of certain events.
The foregoing descriptions of the Receivables Purchase Agreement and the Sale and Contribution Agreement are qualified in its entirety by reference to the full and complete terms of the Receivables Purchase Agreement and the Sale and Contribution Agreement, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.    Results of Operations
On August 7, 2024, Vestis Corporation (the “Company”) issued a press release announcing the results of the Company’s operations for the quarter ended June 28, 2024. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 2.02.
The information set forth under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Entry Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

10.1
Receivables Purchase Agreement, dated as of August 2, 2024, by and among VS Financing, LLC, as the seller, Vestis Services, LLC, as servicer, the persons from time to time party thereto as purchasers, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC, as structuring agent.

10.2	Sale and Contribution Agreement, dated as of August 2, 2024, by and among Vestis Services, LLC, as servicer and originator, certain other Originators, and VS Financing, LLC, as buyer.
99.1	Press release of Vestis Corporation, dated August 7, 2024, announcing results for the quarter ended June 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	August 7, 2024	By:	/s/ RICK DILLON
		Name:	RICK DILLON
		Title:	Executive Vice President and Chief Financial Officer (principal financial officer)